UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MONTAGU RESOURCES CORP. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

900-555 Burrard Street, Vancouver, British Columbia, Canada (Address of principal executive offices)	V7X 1M8 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-132007 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.00001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, filed with the commission under File No. 333-132007, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Number	Exhibit
3.1	Articles of Incorporation(1)
3.2	By-Laws of the Company(1)
4.1	Specimen Stock Certificate(1)
5.1	Opinion of Conrad C. Lysiak, Attorney at Law(1)
10.1	Bill of Sale(1)
10.2	Trust Agreement(1)
23.1	Consent of Manning Elliott LLP, Chartered Accountants (1)
23.2	Consent of Conrad C. Lysiak(1)
99.1	Subscription Agreement(1)

(1) Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on February 23, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONTAGU RESOURCES CORP.

Date: February 16, 2007

/s/ Sadru Mohamed

Sadru Mohamed

President, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)